SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made this 12th day of February, 2010 in favor of RBS CITIZENS, N.A., a national banking association, with offices at 833 Broadway, Albany, New York 12207 (“Bank”) by PREMIER PACKAGING CORPORATION, a corporation formed under the laws of the State of New York with offices at 6 Framark Drive, Victor, New York 14564 (“Premier”), DOCUMENT SECURITY SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 28 East Main Street, Rochester, New York 14614 (“DSS”), SECUPRINT, INC., a corporation formed under the laws of the State of [New York] with offices at 1560 Emerson Street, Rochester, New York 14606 (“Secuprint”), PLASTIC PRINTING PROFESSIONALS, INC., a corporation formed under the laws of the State of New York with offices at 151 Park Lane, Brisbane, California 94005 (“Plastic Printing,” and together with Premier, DSS and Secuprint bound hereby jointly and severally, and individually and collectively called, “Grantor”).

1.           DEFINITIONS.

Unless otherwise indicated in this Agreement, all terms shall have the same meanings as given to them in the Credit Facility Agreement, dated on even date herewith, and to the extent not inconsistent therewith in the Uniform Commercial Code of the State of New York as amended from time to time.

(a)           “Collateral” means all assets and property including, without limitation, all goods, tangible property, machinery, equipment, furniture, vehicles, parts, leasehold improvements, accounts (including, but not limited to, the Escrow Account), inventory, chattel paper, documents, choses in action, general intangibles, goodwill, insurance policies and proceeds, and intellectual property (including among others operating systems, patents, copyrights, trademarks, tradenames, licenses, trade secrets, know-how, franchises, and proprietary and other rights in data, engineering, technical plans, drawings, information, methods, systems, processes, inventions, formulas, applications, software, programs, manuals, and technology, and all other technology and proprietary rights of Grantor and all applications to acquire such rights, and in all rights and interests in any of them unless the same are licensed or leased pursuant to an agreement that prohibits the granting of a security interest in or similar assignment of the same), of any kind or nature in which the Grantor has an interest now or in the future, and which are now existing or hereafter created or acquired, together with all additions, replacements, accessions, products, and proceeds in any form thereof.

(b)           “Debtor” means Premier Packaging Corporation and its successors, legal representatives, and assigns.

(c)           “Liabilities” mean all indebtedness, liabilities, and obligations of every kind or nature, whether absolute or contingent, primary or secondary, direct or indirect, joint or several, and whether heretofore or hereafter created, arising, or existing or at any time due and owing from Grantor and/or Debtor to Bank (including without limitation all obligations and liabilities of the Grantor and/or Debtor under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangement with the Bank designed to protect the Grantor and/or Debtor against fluctuations in interest rates or currency exchange rates, (ii) guarantees, and all sums expended by the Bank for protection of its interests such as payments made for taxes, insurance, and expenses of collection).

(d)           “Credit Facility Agreement” means the Credit Facility Agreement between the Bank and Borrower, dated on even date herewith, as the same may be modified, extended, or replaced from time to time.

2.           SECURITY INTEREST.  The Grantor hereby grants to the Bank a security interest in the Collateral to secure the payment and performance of the Liabilities.  This security interest is specifically intended to be a continuing interest and shall cover Collateral in which the Grantor acquires an interest after the date of this Agreement as well as Collateral in which the Grantor now has an interest.  This security interest shall continue until terminated as described in this Agreement even if all Liabilities are paid in full from time to time.  The Bank shall have the right to apply the Collateral and any proceeds therefrom to all or any part of the Liabilities as and in the order the Bank may elect, whether such Liabilities are otherwise secured.  Without limiting the generality of the foregoing, the Bank shall have a first priority security interest on all business assets of the Debtor and a first priority security interest on the equipment listed on Schedule B hereto.

3.           LOCATIONS OF GRANTOR AND COLLATERAL.  The principal office of the Grantor is at the address shown in the preamble to this Agreement.  All locations at which the Collateral will be kept or at which the Grantor does business are indicated on Schedule A attached to and made a part of this Agreement.  Grantor will notify the Bank immediately of any new or changed locations at which any of the Collateral is kept or where the Grantor does business, and of any change in the name of the Grantor.  At the request of Bank, the Grantor will provide disclaimers of interest and removal agreements, in form satisfactory to the Bank, signed by all parties other than Grantor having an interest in premises at which any Collateral is located.

4.           GRANTOR’S REPRESENTATION.  Except for the security interest granted hereby and as otherwise allowed by the Credit Facility Agreement, (i) Grantor is the owner of the Collateral free from all liens, encumbrances, and security interests, (ii) Grantor will not sell or transfer the Collateral or any interest (including, without limitation, a security interest) therein without the prior written consent of the Bank except for sales in the ordinary course of business for fair value, sales of obsolete equipment, and transfers of assets that do not constitute a material portion of its assets for a fair consideration, and (iii) Grantor will defend the Collateral against the claims and demands of all persons (except for those persons who have a claim or lien permitted under the Credit Facility Agreement), and will cause the immediate removal and termination of any levy, execution, judgment or other lien, or similar claim of third persons to the Collateral (except for those persons who have a claim or lien permitted under the Credit Facility Agreement).

5.           PERFECTION OF SECURITY INTEREST.  Grantor will execute and deliver to the Bank such financing statements, security agreements, assignments, and other documents as Bank may at any time reasonably request that are required to perfect or protect the security interest granted hereby.  Grantor hereby authorizes the Bank to execute and file financing statements with or without the signature of the Grantor from time to time as the Bank may deem necessary or desirable.  If the Collateral is a motor vehicle required to be titled under applicable law, Grantor warrants that the Bank’s security interest will be recorded on the title certificates covering the Collateral and will deliver such certificates or other evidence of ownership to the Bank, as the Bank requests.  Grantor hereby appoints Bank as its attorney in fact to execute and deliver notices of lien, financing statements, assignments, and any other documents, notices, and agreements necessary for the perfection of Bank’s security interests in the Collateral.  Grantor agrees to pay the costs of filing or perfection of the Bank’s security interests and searches of the public records necessary to confirm perfection and relative priority of Bank’s security interests.

6.           USE OF COLLATERAL/MAINTENANCE. The Grantor will keep the Collateral in good order and repair except for normal wear and tear in the ordinary course of business.  The Grantor will not use the Collateral in violation of law or any policy of insurance thereon.  The Bank or its nominees may inspect the Collateral and the Grantor’s records regarding the same at any reasonable time, wherever located, and may make extracts therefrom and copies thereof.

7.           TAXES.  The Grantor will pay promptly, when due, all taxes and assessments upon the Collateral or its use or operation, or upon this Agreement.

8.           INSURANCE.  The Grantor at all times will keep the Collateral insured in such amounts, with such insurance companies chosen by the Grantor, and against such risks, all as are reasonably satisfactory to the Bank.  All insurance policies shall name the Bank as additional insured/loss payee and shall provide for losses covered thereby to be payable to the Bank and the Grantor as their respective interests may appear.  All policies of insurance shall provide for not less than thirty (30) days’ prior notice of cancellation to the Bank.  The Grantor will deliver evidence required insurance to the Bank upon its request and in any event at least annually.

After any Event of Default hereunder, the Bank may, but need not, (i) cancel, in accordance with applicable law, any insurance contract covering the Collateral or its ownership or operation, (ii) demand and receive any return premiums, unearned premium refunds and dividends payable in respect thereof (the Grantor hereby irrevocably designating, constituting and appointing the Bank as its true and lawful attorney in fact so to do) and (iii) apply any and all sums received by the Bank as a result of such cancellation, after deducting therefrom any and all expenses incident thereto, toward payment of the Liabilities.

The Grantor will notify insurer and the Bank in the event of any loss, damage, or other casualty affecting a material portion of the Collateral.  The Grantor hereby assigns to the Bank any and all monies which may become due and payable under any policy insuring the Collateral, directs any such insurance company to make payments directly to the Bank, and authorizes the Bank to apply such monies in payment on account of the Liabilities, whether or not due, and to remit any surplus to the Grantor; provided, however, that the Bank will make available to the Grantor such insurance proceeds to repair or replace the Collateral provided that no Event of Default has occurred and that the Grantor has provided evidence satisfactory to the Bank that such proceeds together with any necessary additional funds from sources acceptable to the Bank are available for such repair or replacement and that such repair or replacement can be accomplished within a reasonable period of time and without unreasonable disruption of the Grantor’s business or operations beyond any period covered by business interruption insurance.  After an Event of Default, the Grantor hereby irrevocably appoints the Bank as its attorney in fact, with full power of substitution, to (i) make and adjust claims, (ii) receive all proceeds and payments including the return of unearned premiums, (iii) execute proofs of claim, (iv) endorse drafts and other instruments for the payment of money, (v) execute releases, (vi) negotiate settlements, (vii) cancel any insurance referred to in this Agreement, and (viii) do all other things necessary and required to effect a settlement under or to realize the benefits of any insurance policy.

9.           PROTECTION OF BANK’S INTEREST.  Seven or more days after the day the Bank mails the Grantor notice, upon failure of the Grantor to (i) remove liens or interests prohibited by Section 4 of this Agreement, (ii) comply with obligations to maintain Collateral pursuant to Section 6 of this Agreement, (iii) pay taxes or assessments as required by Section 7 of this Agreement, or (iv) provide evidence satisfactory to the Bank of insurance as required by Section 8 of this Agreement, the Bank in its discretion may discharge any such liens or interests, pay taxes or assessments, and obtain insurance coverage on the Collateral.  The Bank also may pay any costs of perfection and searches pursuant to Section 5 of this Agreement.  The Grantor agrees to reimburse the Bank on demand for any and all expenditures so made, and until paid the amount thereof also shall be part of the Liabilities secured by the Collateral.  The Bank shall have no obligation to the Grantor to make any such expenditures nor shall the making thereof relieve any default hereunder.

10.         GRANTOR’S COVENANTS.  So long as this Agreement remains in effect the Grantor will: (i) furnish the Bank at such intervals as the Bank may reasonably prescribe with a certificate (in such form as the Bank may from time to time specify) containing such information with respect to the Collateral as the Bank may reasonably require, including, without limitation, inventory listings and account agings; and  (ii) keep accurate and complete records of the Collateral in accordance with generally accepted accounting principles consistently applied.

If requested by the Bank, the Grantor will also: (a) mark its records evidencing the Collateral in a manner satisfactory to the Bank so as to indicate the security interest of the Bank hereunder; (b) following an Event of Default deliver to the Bank to hold pursuant hereto any chattel paper, instruments, or other documents representing or relating to any of the Collateral; (c) promptly reflect in its books, records, and reports to the Bank any claims made in regard to any Collateral; (d) immediately notify the Bank if any of the Collateral arises out of contracts for the improvement of real property, deals with a public improvement or is with the United States, any state, or any department, agency or instrumentality thereof, and execute any instruments and take an steps required by the Bank in order that all moneys due or to become due under any such contract shall be assigned to the Bank and notice thereof be given as required by law; and (e) fully cooperate with the Bank in the exercising of its rights and methods for verification of the Collateral.

11.         DEFAULT.  The following events or conditions shall be an “Event of Default” under this Agreement: (a) any Event of Default under the Credit Facility Agreement or (b) loss, theft, material damage or destruction of a material portion of the Collateral which is not covered by insurance.

12.         REMEDIES.  Upon the occurrence of an Event of Default, the Bank may declare all of the Liabilities to be immediately due and payable and the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York as amended from time to time in any jurisdiction where enforcement of this Agreement is sought, in addition to all other rights and remedies at law or in equity.  Among other remedies, the Bank may take immediate possession of the Collateral and for that purpose the Bank may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and secure or remove the same therefrom. Upon request of the Bank, the Grantor will assemble and make the Collateral available to the Bank, at a reasonable place and time designated by the Bank.  The Grantor’s failure to take possession of any Collateral in possession or under control of the Bank at any time and place reasonably specified by the Bank in writing to the Grantor shall constitute an abandonment of such property.  The Grantor agrees that notice of the time and place of public sale of any of the Collateral or of the time after which any private sale thereof is to be made or of other disposition of the Collateral shall be deemed reasonable notice seven days after such notice is deposited in the mail or otherwise delivered to the Grantor at the address shown in the preamble of this Agreement.

In addition to its other rights, following an Event of Default the Bank may but shall not be obligated to notify any parties which are obligated to pay the Grantor any Collateral or proceeds thereof, to make all payments directly to the Bank.  The Grantor authorizes such parties to make such payments directly to the Bank and to rely on notice from the Bank without further inquiry.  The Bank may demand and take all necessary or desirable steps to collect such Collateral in either its or the Grantor’s, name, with the right to enforce, compromise, settle, or discharge any of the foregoing.  The Bank may endorse the Grantor’s name on any checks, commercial paper, instruments, and the like pertaining to the foregoing.

The Bank shall not be responsible to the Grantor for loss or damage resulting from the Bank’s failure to enforce or collect any Collateral or any monies due or to become due under any Liability of the Grantor to the Bank.  The Bank shall have no obligation to take, and the Grantor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Collateral, whether or not in the Bank’s possession.

After an Event of Default, the Grantor (i) will make no change in any account (or the contract underlying such account), chattel paper, or general intangible, and (ii) shall receive as the sole property of the Bank and hold in trust for the Bank all monies, checks, notes, drafts, and other property (collectively called “items of payment”) representing the proceeds of any Collateral.  After an Event of Default, the Bank may but shall be under no obligation to: (a) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to the Bank; (b) collect any or all accounts, chattel paper or general intangibles in its or the Grantor’s name, and apply any such collections against such Liabilities as the Bank may select; (c) take control of any cash or non-cash proceeds of any item of the Collateral; (d) compromise, extend or renew any account, chattel paper, general intangible, or document, or deal with the same as it may deem advisable; and (e) make exchanges, substitutions or surrender of items comprising the Collateral.

The rights of the Bank are cumulative, and the Bank may enforce its rights under this Agreement irrespective of any other collateral, guaranty, right, or remedy it may have.  The exercise of all or a part of its rights or remedies hereunder shall not prevent the Bank from exercising at the same or any other time any other right or remedy with respect to the Liabilities.  The Grantor authorizes the Bank in its sole discretion to direct the order or manner of the disposition of the Collateral.

From the proceeds realized from the Collateral the Bank shall be entitled to retain all sums secured hereby as well as their reasonable expenses of collection including without limitation those of retaking, holding, safeguarding, accounting for, preparing for sale, selling, and reasonable attorneys’ fees and legal expenses.  If the proceeds realized from the Collateral are not sufficient to defray said expenses and to satisfy the balance due on the Liabilities, the Grantor shall remain liable for such expenses.  Any payments or proceeds from realization on the Collateral may be applied to the Liabilities in whatever order or manner the Bank elect.

13.         CONTINUING AGREEMENT, TERMINATION.  This is a continuing Agreement, and no notice of the creation or existence of the Liabilities, renewal, extension or modification thereof need be given to the Grantor.  This Agreement may be terminated only (i) by a written agreement of the Bank, or (ii) upon written request of the Grantor at such time as the Liabilities have been satisfied in full and the Bank has no remaining commitments to Debtor of any kind.

14.         NO WAIVER.  The Grantor agrees that no representation, promise, or agreement made by the Bank or by any officer or employee of the Bank, at, prior, or subsequent to the execution and delivery of this Agreement shall modify, alter, limit, or otherwise abridge the rights and remedies of the Bank hereunder unless agreed by the Bank in writing.  None of the rights and remedies of the Bank hereunder shall be modified, altered, limited, or otherwise abridged or waived by any representation, promise, or agreement hereafter made or by any course of conduct hereafter pursued by the Bank.  No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement, and waiver of any right shall not be deemed waiver of any other right unless expressly agreed by the Bank in writing.

15.         CONFLICT WITH CREDIT FACILITY AGREEMENT.  If any provision hereof expressly conflicts with any specific provision of the Credit Facility Agreement, the terms of the Credit Facility Agreement shall be controlling.

16.         LAWS.  The validity, construction, and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

17.         PARTIES IN INTEREST.  All of the terms and provisions of this Agreement shall inure to the benefit of, be binding upon and be enforceable by the respective legal representatives, successors, and assigns of the parties hereto.

18.         SEVERABILITY.  Any partial invalidity of the provisions of this Agreement shall not invalidate the remaining portions hereof or thereof.

19.         WAIVER.  The Grantor hereby expressly waives demand, presentment, protest, or notice of dishonor on any and all of the Liabilities and with respect to the Collateral.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed by its duly authorized officer as of the date first set forth above

PREMIER PACKAGING CORPORATION	DOCUMENT SECURITY SYSTEMS, INC.

By:______________________________	By:________________________
Name: Title:	Name: Patrick White Title: President

SECUPRINT, INC.	PLASTIC PRINTING PROFESSIONALS, INC.

By:________________________
Name: Patrick White	By:________________________
Title: President	Name: Patrick White
Title: President

STATE OF NEW YORK	)
)SS.:
COUNTY OF MONROE	)

On the 12th day of February in the year 2010 before me, the undersigned, a notary public in and for said state, personally appeared Patrick White, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
)SS.:
COUNTY OF MONROE	)

On the 12th day of February in the year 2010 before me, the undersigned, a notary public in and for said state, personally appeared  ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signatures on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGED BY:
RBS CITIZENS, N.A.

By:
Jeffrey R. Morse, Assistant Vice President

STATE OF NEW YORK	)
)SS.:
COUNTY OF MONROE	)

On the 12th day of February in the year 2010 before me, the undersigned, a notary public in and for said state, personally appeared Jeffrey R. Morse, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

Notary Public